Exhibit 99.1
ESS Tech, Inc. Announces Third Quarter 2022 Financial Results
Appoints Anthony Rabb as CFO

WILSONVILLE, Ore. – November 3, 2022 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE:GWH), a leading manufacturer of long-duration iron flow batteries for commercial and utility-scale energy storage applications, today announced financial results for its third quarter of 2022 ended September 30, 2022.
“In the third quarter, the team at ESS executed well and gained traction across multiple fronts of the business. First, I’m pleased with the rapid progress we have made in expediting the time between product shipment and revenue recognition, allowing us to recognize revenue on an Energy Warehouse™ unit in less than three months. We are currently installing our fully-automated manufacturing line and expect it to become fully operational before the end of the year, which should bring our annual production capacity to more than 750 MWh. In addition, we have already cut the labor input to Energy Warehouses by half compared to the start of the year and expect further progress by the end of the year. These significant improvements in operational efficiency speak volumes as to the strength of the team we are building at ESS,” said Eric Dresselhuys, CEO of ESS.
“With the recent signing into law of the Inflation Reduction Act, the value proposition of our long-duration energy storage solutions has never been clearer and we are excited to capitalize on the opportunity it presents. We are seeing accelerating demand among customers and, in the third quarter, announced a transformative deal with the Sacramento Municipal Utility District to supply up to 2 GWh of long-duration energy storage over the next five years in order to support their 2030 Zero Carbon Plan.”
Appointment of Anthony Rabb as Chief Financial Officer
ESS announced the appointment of Anthony Rabb as Chief Financial Officer, replacing Amir Moftakhar who will remain with the company in an advisory role through at least the end of the year.
Mr. Rabb brings a wealth of experience to ESS, having most recently served as CFO of Total Safety, the global leader in providing industrial safety services to the refinery, petrochem, utility and transportation, and others, having begun his career at General Electric.
“We are delighted to have Tony join ESS at this very exciting time in our Company’s growth,” said Eric Dresselhuys, CEO of ESS. “Tony’s experience working across global markets, the energy sector and high growth industries make him a great match for ESS. We appreciate Amir’s many contributions to ESS, are grateful for his extended help in transition and wish him the all the best in his future endeavors.”
Recent Business Highlights
•On August 26, Vince Canino was named Chief Operating Officer of ESS.
•Began installing our fully-automated manufacturing line in the third quarter, which should increase our annual production capacity to over 750 MWh. The fully-automated manufacturing line is expected to be operational before year end.
•Recognized $189 thousand in revenue in the third quarter on one Energy Warehouse™ that was delivered to partner TerraSol Energies in the second quarter. This unit was deployed by Sycamore International, a technology recycling firm in Pennsylvania, where it complements a solar installation to provide business continuity and energy cost savings. TerraSol has also contracted for a second Energy Warehouse™ at the Sycamore International site to double their storage capacity.

•In the third quarter, announced an agreement with the Sacramento Municipal Utility District (SMUD) to supply up to 2 GWh of long-duration energy storage over the next five years in the form of Energy Warehouses™ and Energy Centers™. These are expected to begin shipping next year and will support SMUD’s 2030 Zero Carbon Plan. As part of this multi-year agreement, ESS also intends to set up facilities for battery system assembly, operations and maintenance support and project delivery in Sacramento, creating local, high-paying jobs. In addition, ESS and SMUD plan to team up with local colleges and universities to establish a Center of Excellence to expand and train the workforce that will be needed to support long-duration energy storage technology.
Conference Call Details
ESS will hold a conference call on Thursday, November 3, 2022 at 5:00 p.m. EDT to discuss financial results for its third quarter 2022 ended September 30, 2022.
Interested parties may join the conference call beginning at 5:00 p.m. EDT on Thursday, November 3, 2022 via telephone by calling (833) 927-1758 in the U.S., or for international callers, by calling +1 (929) 526-1599 and entering conference ID 121282. A telephone replay will be available until November 10, 2022, by dialing (866) 813-9403 in the U.S., or for international callers, +44 (204) 525-0658 with conference ID 024057. A live webcast of the conference call will be available on ESS’ Investor Relations website at http://investors.essinc.com/.
A replay of the call will be available via the web at http://investors.essinc.com/.
About ESS, Inc.
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long-duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining and the wind is not blowing.
Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS Inc. enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release, the Company includes Non-GAAP Operating Expenses and Adjusted EBITDA, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes Non-GAAP Operating Expenses and Adjusted EBITDA are useful in evaluating its operating performance and are similar measures reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. For guidance purposes, the Company is not providing a quantitative reconciliation of forecasted non-GAAP operating expenses in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information is not available and cannot be reasonably estimated without unreasonable effort and expense.
The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation and other special items determined by management as they are not indicative of business operations. The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, (benefit) provision for income taxes, and depreciation, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s manufacturing plans, the Company’s order and sales pipeline, the Company’s ability to execute on orders, the Company’s ability to effectively manage costs and the Company’s partnerships with third parties such as SMUD. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, continuing supply chain issues; delays, disruptions, or quality control problems in the Company’s manufacturing operations; the Company’s ability to hire, train and retain an adequate number of manufacturing employees; issues related to the shipment and installation of the Company’s products; issues related to customer acceptance of the Company’s products; issues related to the Company’s partnership with third parties; inflationary pressures; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
+1 (503) 568-0755
Morgan.Pitts@essinc.com

Source: ESS, Inc.

ESS Tech, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Revenue	$191	$—	$595	$—
Revenue - related parties	1	—	283	—
Total revenue	192	—	878	—
Operating expenses:
Research and development	20,127	7,672	49,190	19,546
Sales and marketing	1,815	1,048	5,217	2,261
General and administrative	5,981	2,316	20,567	7,667
Total operating expenses	27,923	11,036	74,974	29,474
Loss from operations	(27,731)	(11,036)	(74,096)	(29,474)
Other income (expense):
Interest income (expense), net	781	(1,582)	999	(1,693)
Gain (loss) on revaluation of warrant liabilities	(4,351)	(2,949)	19,471	(17,753)
Loss on revaluation of derivative liabilities	—	(36,703)	—	(248,691)
Gain on revaluation of earnout liabilities	(234)	—	1,044	—
Other income (expense), net	(62)	945	(312)	926
Total other income (expense)	(3,866)	(40,289)	21,202	(267,211)
Net loss and comprehensive loss to common stockholders	$(31,597)	$(51,325)	$(52,894)	$(296,685)

Net loss per share - basic and diluted	$(0.21)	$(0.76)	$(0.35)	$(4.53)

Weighted average shares used in per share calculation - basic and diluted	152,861,300	67,670,709	152,427,346	65,520,584

ESS Tech, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$42,896	$238,940
Restricted cash, current	1,167	1,217
Accounts receivable, net	80	451
Accounts receivable, net - related parties	—	66
Short-term investments	123,842	—
Prepaid expenses and other current assets	3,258	4,844
Total current assets	171,243	245,518
Property and equipment, net	15,948	4,501
Operating lease right-of-use assets	3,693	—
Restricted cash, non-current	675	75
Other non-current assets	305	105
Total assets	$191,864	$250,199
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,091	$1,572
Accrued and other current liabilities	12,651	6,487
Accrued product warranties	1,148	—
Operating lease liabilities, current	1,383	—
Deferred revenue	3,546	3,663
Notes payable, current	2,306	1,900
Total current liabilities	22,125	13,622
Notes payable, non-current	—	1,869
Operating lease liabilities, non-current	2,904	—
Earnout warrant liabilities	432	1,476
Public warrant liabilities	5,460	18,666
Private warrant liabilities	2,590	8,855
Other non-current liabilities	91	552
Total liabilities	33,602	45,040
Stockholders’ equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of September 30, 2022 and December 31, 2021)	—	—
Common stock ($0.0001 par value; 2,000,000,000 shares authorized, 152,919,714 and 151,839,058 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	16	16
Additional paid-in capital	751,750	745,753
Accumulated deficit	(593,504)	(540,610)
Total stockholders’ equity	158,262	205,159
Total liabilities and stockholders’ equity	$191,864	$250,199

ESS Tech, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Research and development	$20,127	$49,190
Less: stock-based compensation	(767)	(1,941)
Non-GAAP research and development	$19,360	$47,249

Sales and marketing	$1,815	$5,217
Less: stock-based compensation	(127)	(306)
Non-GAAP sales and marketing	$1,688	$4,911

General and administrative	$5,981	$20,567
Less: stock-based compensation	(2,104)	(6,456)
Non-GAAP general and administrative	$3,877	$14,111

Total operating expenses	$27,923	$74,974
Less: stock-based compensation	(2,998)	(8,703)
Non-GAAP total operating expenses	$24,925	$66,271

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Net loss	$(31,597)	$(52,894)
Interest income (expense), net	(781)	(999)
Stock-based compensation	2,998	8,703
Depreciation	358	815
Gain on revaluation of warrant liabilities	4,351	(19,471)
Gain on revaluation of earnout liabilities	234	(1,044)
Other income (expense), net	62	312
Adjusted EBITDA	$(24,375)	$(64,578)